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   As filed with the Securities and Exchange Commission on September 3, 1998


                                    FORM 8-A
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Environmental Products & Technologies Corporation
     ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                 Delaware                                77-0096608
                ------------                             ----------
  (State of incorporation or organization)     (IRS Employer Identification No.)


   5380 North Sterling Center Drive, Westlake Village, CA            91361
   --------------------------------------------------------     ---------------
              (Address of principal executive offices)             (Zip code)


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A. (c), check the following box.   [ ]


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [ ]



     Securities Act registration statement file number to which this form relates:

                                   333-53397
                                ---------------


     Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $ .01 per share
            -------------------------------------------------------
                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT



Item 1.   Description of Registrant's Securities to be Registered

       The description of the Common Stock of Registrant set forth under the caption "Description of Common Stock" in Registrant's Registration Statement on Form SB-2 (File No. 333-53397) as originally filed with the Securities and Exchange Commission on May 22, 1998, or as subsequently amended (the "Registration Statement"), and in the Prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.   Exhibits

       The following exhibits are filed as a part of this Registration
Statement:

       2.1 Certificate of Incorporation -- incorporated herein by reference from Exhibit 3.1 to the Registration Statement.

       2.2 Bylaws -- incorporated herein by reference from Exhibit 3.2 to the Registration Statement.


                                   SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities and Exchange Act of l934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  September 2, 1998           ENVIRONMENTAL PRODUCTS &
                                   TECHNOLOGIES CORPORATION

                                   By /s/ Marvin Mears
                                      -------------------------------
                                      Marvin Mears, President & Chief
                                      Executive Officer